AMENDMENT
                              DATED AUGUST 27, 2008
                                     TO THE
  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN--ADVISOR CLASS AND C-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                                    EXHIBIT A

                               RYDEX SERIES FUNDS
        DISTRIBUTION AND SHAREHOLDER SERVICE FEES - ADVISOR CLASS SHARES

RYDEX FUNDS - ADVISOR CLASS SHARES

Nova Fund
Inverse S&P 500 Strategy Fund
NASDAQ-100(R) Fund
Inverse NASDAQ-100(R) Strategy Fund
Government Long Bond 1.2x Strategy Fun
Inverse Government Long Bond Strategy Fund
U.S. Government Money Market Fund

                                    EXHIBIT B

                               RYDEX SERIES FUNDS
           DISTRIBUTION AND SHAREHOLDER SERVICE FEES - C-CLASS SHARES

RYDEX FUNDS - C-CLASS

     U.S. Government Money Market Fund
     Nova Fund
     Inverse S&P 500 Strategy Fund
     NASDAQ-100(R) Fund
     Inverse Government Long Bond Strategy Fund
     Mid-Cap 1.5x Strategy Fund
     Inverse NASDAQ-100(R) Strategy Fund
     Government Long Bond 1.2x Strategy Fund
     Russell 2000(R) 1.5x Strategy Fund
     Europe 1.25x Strategy Fund
     Large-Cap Value Fund
     Large-Cap Growth Fund
     Mid-Cap Value Fund
     Mid-Cap Growth Fund
     Inverse Mid-Cap Strategy Fund
     Small-Cap Value Fund
     Small-Cap Growth Fund
     Inverse Russell 2000(R) Strategy Fund
     Strengthening Dollar 2x Strategy Fund
     Weakening Dollar 2x Strategy Fund
     Sector Rotation Fund
     Multi-Cap Core Equity Fund
     Absolute Return Strategies Fund
     Hedged Equity Fund
     Banking Fund
     Basic Materials Fund
     Biotechnology Fund
     Commodities Strategy Fund
     Consumer Products Fund
     Electronics Fund
     Energy Fund
     Energy Services Fund
     Financial Services Fund
     Health Care Fund
     Internet Fund
     Leisure Fund
     Precious Metals Fund
     Real Estate Fund
     Retailing Fund
     Technology Fund
     Telecommunications Fund
     Transportation Fund

     Utilities Fund
     S&P 500 Fund
     Russell 2000(R) Fund
     Essential Portfolio Moderate Fund
     Essential Portfolio Conservative Fund
     Essential Portfolio Aggressive Fund
     Managed Futures Strategy Fund
     High Yield Strategy Fund
     Inverse High Yield Strategy Fund
     International Rotation Fund
     Japan 2x Strategy Fund
     Alternative Strategies Allocation Fund
     LONG/SHORT COMMODITIES STRATEGY FUND
     GLOBAL MARKET NEUTRAL FUND

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Distribution Services..   SEVENTY-FIVE BASIS POINTS (.75%)
Shareholder Services...   TWENTY-FIVE BASIS POINTS (.25%)

CALCULATION OF FEES

Distribution and Shareholder Service fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.